                                                                           NEWS RELEASE
Corporate Offices:
1328 Racine Street
Racine, WI  53403

FOR IMMEDIATE RELEASE

Contact: Christopher J. Eperjesy
(262) 638-4343

TWIN DISC, INC. ANNOUNCES FISCAL 2013
FOURTH QUARTER FINANCIAL RESULTS

• Sales and Earnings Decline due to Continued Weakness in
North American Pressure Pumping Sector
• China Expands to 10% of Sales
• Company Opens India Manufacturing Facility
• Balance Sheet Remains Strong
• Backlog Shows First Improvement in Seven Quarters

RACINE, WISCONSIN—July 30, 2013—Twin Disc, Inc. (NASDAQ: TWIN) today reported financial results for the fiscal 2013 fourth quarter ended June 30, 2013.

Sales for the fiscal 2013 fourth quarter were $75,931,000, down from $96,109,000 for the same period last year.  For fiscal 2013, sales were $285,282,000, compared to the record $355,870,000 for fiscal 2012.  The anticipated decrease in sales was primarily the result of lower demand from customers in the pressure pumping sector of the North American oil and gas market and softness in sales to European customers.  Offsetting weakness in these markets was higher demand from customers in the North American and Asian commercial marine markets.  Sales to customers serving the global mega yacht market remained at historic lows throughout the fiscal year, while demand remained steady for equipment used in the airport rescue and fire fighting (ARFF), and military markets.

Gross margin for the fiscal 2013 fourth quarter was 27.2 percent, compared to 29.4 percent in the fiscal 2012 fourth quarter and 25.9 percent in the fiscal 2013 third quarter.  The anticipated year-over-year decline in the fiscal 2013 fourth quarter gross margin was the result of lower sales volumes and a less profitable mix of business.  For fiscal 2013, gross margin was 28.1 percent, compared to 34.2 percent for fiscal 2012.

For the fiscal 2013 fourth quarter, marketing, engineering and administrative (ME&A) expenses, as a percentage of sales, were 22.5 percent, compared to 20.1 percent for the fiscal 2012 fourth quarter.  ME&A expenses decreased $1,940,000 versus the fiscal 2012 fourth quarter.  The table below summarizes significant changes in certain ME&A expenses for the quarter:

Three Months Ended
(In thousands)	June 30, 2013	June 30, 2012	Increase/ (Decrease)
Stock-Based Compensation Incentive/Bonus Expense	$ 270 290	$ (380) 1,885	$ 650 (1,595)
$ (945)
Foreign Exchange Translation, Net			(107) $ (1,052)
All Other, Net			(1,183) $ (2,235)

The year-over-year net remaining decrease in ME&A expenses of $1,183,000 for the quarter primarily relates to efforts to control global ME&A expenses in light of the current softness in demand experienced in certain of the Company’s markets.

For fiscal 2013, ME&A expenses, as a percentage of sales, were 23.8 percent, compared to 20.5 percent for fiscal 2012.  For fiscal 2013, ME&A expenses decreased $4,897,000 versus the prior fiscal year.  The table below summarizes significant changes in certain ME&A expenses for the fiscal year:

Year Ended
(In thousands)	June 30, 2013	June 30, 2012	Increase/ (Decrease)
Stock-Based Compensation Incentive/Bonus Expense	$ 2,681 493	$ 1,642 5,013	$ 1,039 (4,520)
$ (3,481)
Foreign Exchange Translation, Net			(913) $ (4,394)
All Other, Net			(798) $ (5,192)

The year-over-year net remaining decrease in ME&A expenses of $798,000 for the year primarily relates to efforts to control global ME&A expenses in light of the current softness in demand experienced in certain of the Company’s markets.

In connection with preparing its financial statements for fiscal 2013, the Company recorded an impairment of $1,405,000, or $0.12 per diluted share, which represents the remaining intangibles and fixed assets of an Italian distribution entity for which the Company expects to terminate the distribution agreement.  In the prior year, the Company took an impairment charge of $3,670,000, or $0.32 per diluted share, for the write-down of goodwill at an Italian manufacturing operation due to softness in the Italian mega yacht market.

The Company also recorded a $708,000, or $0.06 per diluted share, restructuring charge in the fiscal 2013 fourth quarter, representing the minimum legal indemnity for a targeted workforce reduction at the Company’s Belgian operation, along with the cost associated with the elimination of a corporate officer position.  With negotiations on the Belgian restructuring completed in July, the Company will record an additional restructuring charge of approximately $1,077,000 in the fiscal 2014 first quarter.

The effective tax rate for the twelve months of fiscal 2013 was 54.0 percent, which is significantly higher than the prior year rate of 39.8 percent.  Both years were impacted by non-deductible losses in certain foreign jurisdictions that are subject to a valuation allowance, as well as non-deductible impairment charges.  Adjusting for these non-deductible losses, the fiscal 2013 rate would have been 35.0 percent compared to 33.3 percent for fiscal 2012.  The effective rate for the fiscal 2013 fourth quarter was 89.2 percent compared to 76.6 percent for the same period last fiscal year.  Adjusting both for non-deductible losses results in rates of 30.0 percent for the fiscal 2013 fourth quarter and 37.8 percent for the fiscal 2012 fourth quarter.  The fiscal 2013 fourth quarter rate was favorably impacted by a favorable change in Italian tax law of $379,000.

The Company reported net income attributable to Twin Disc for the fiscal 2013 fourth quarter of $47,000, or $0.00 per diluted share, compared to net earnings of $1,263,000, or $0.11 per diluted share, for the fiscal 2012 fourth quarter.  For fiscal 2013, net earnings attributable to Twin Disc were $3,882,000, or $0.34 per diluted share, compared to $26,743,000, or $2.31 per diluted share for fiscal 2012.

Earnings before interest, taxes, depreciation and amortization (EBITDA)* was $4,729,000 for the fiscal 2013 fourth quarter, compared to $8,780,000 for the fiscal 2012 fourth quarter.  For fiscal 2013, EBITDA was $21,141,000, compared to $56,789,000 for fiscal 2012.

Commenting on the results, Michael E. Batten, Chairman and Chief Executive Officer, said: “On many levels, fiscal 2013 was a transitional year for the Company as we continued to build a solid foundation to support our long-term growth strategies.  A key component of our strategic plan has been to enhance Twin Disc’s position as a global company.  For the sixth consecutive year, the majority of our sales have been to customers outside the U.S.  We remain committed to marketing the Twin Disc brand internationally with an expanding focus on emerging markets.  As a result, China now represents 10 percent of overall sales and has become the second largest market for sales after the U.S.

“In addition to diversifying our sales geographically, during fiscal 2013 we expanded our manufacturing footprint with the commissioning of a facility near Chennai, India, after several years of developing a high-quality, low-cost supply chain.  The 35,000 square foot facility provides light machining and assembly of industrial products that initially will be shipped to customers around the world.  While we invest in emerging economies, we are looking at ways to improve the performance of our European operations and, during the quarter, took an impairment charge at one of our Italian subsidiaries and restructured our Belgian operation.  As we mentioned earlier in this release, we will record an additional restructuring charge in the fiscal 2014 first quarter as a result of further actions to improve profitability at this facility.”

Christopher J. Eperjesy, Vice President - Finance, Chief Financial Officer and Treasurer, stated:  “Our balance sheet improved in the fourth quarter, as total debt net of cash, was $6,429,000 at June 30, 2013, compared to $16,444,000 at June 30, 2012, and $17,541,000 at March 29, 2013.  Positive changes in working capital, as a result of reductions in our receivable balance and inventory, allowed the Company to generate $24,476,000 of cash from operations.  At June 30, 2013, we had total cash of $20,724,000, compared to cash of $15,701,000 at June 30, 2012.  Capital expenditures for fiscal 2013 were $6,582,000 and we anticipate investing approximately $15,000,000 in capital expenditures for fiscal 2014 as we continue to upgrade our facilities.”

Mr. Batten continued: “Our six-month backlog at June 30, 2013 was $66,765,000 compared to $64,879,000 at March 29, 2013 and $98,746,000 at June 30, 2012.  The $1,886,000 sequential increase in the backlog represents the first increase in seven quarters.  While we are optimistic our backlog has bottomed, we do not anticipate the improvement to be similar to the past recovery, which was driven by rapid demand for oil and gas pressure pumping transmissions in North America.  The fiscal 2014 first half will be influenced by similar dynamics that affected our business this past year – global demand from commercial marine customers and international oil and gas opportunities, offset by weak European and global mega yacht markets.  We are cautiously optimistic demand from the North American oil and gas market will begin to improve in the fiscal 2014 second half.  Coming off another record sales year, Asia continues to be a major growth region for the Company.  In particular, the long-term outlook for the Chinese commercial marine and pressure pumping transmission markets continues to be strong.  I am proud of our team’s success executing our global growth initiatives and I am confident we have created the correct strategies that will capitalize on long-term opportunities to increase sales and improve profitability.”

Twin Disc will be hosting a conference call to discuss these results and to answer questions at 11:00 a.m. Eastern Time on Tuesday, July 30, 2013.  To participate in the conference call, please dial 877-941-1428 five to 10 minutes before the call is scheduled to begin. A replay will be available from 2:00 p.m. July 30, 2013 until midnight August 6, 2013. The number to hear the teleconference replay is 877-870-5176.  The access code for the replay is 4630318.

The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, access Twin Disc's website at http://ir.twindisc.com/index.cfm and follow the instructions at the web cast link. The archived web cast will be available shortly after the call on the Company's website.

About Twin Disc, Inc.
Twin Disc, Inc. designs, manufactures and sells marine and heavy-duty off-highway power transmission equipment.  Products offered include: marine transmissions, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems.  The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets.  The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network.

Forward-Looking Statements
This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including those identified in the Company’s most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved.

*Non-GAAP Financial Disclosures
Financial information excluding the impact of foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts.  These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definition – Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
The sum of, net earnings and adding back provision for income taxes, interest expense, depreciation and amortization expenses: this is a financial measure of the profit generated excluding the above mentioned items.
--Financial Results Follow--

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (In thousands, except per-share data; unaudited)
	Three Months Ended		Twelve Months Ended
	June 30, 2013	June 30, 2012(*)	June 30, 2013	June 30, 2012(*)

Net sales	$75,931	$96,109	$285,282	$355,870
Cost of goods sold	55,308	67,863	205,257	234,238
Gross profit	20,623	28,246	80,025	121,632

Marketing, engineering and administrative expenses	17,104	19,339	67,899	73,091
Impairment charge	1,405	3,670	1,405	3,670
Restructuring of operations	708	-	708	-
Earnings from operations	1,406	5,237	10,013	44,871
Interest expense	434	346	1,435	1,475
Other income, net	(636)	(887)	(659)	(1,360)
Earnings before income taxes and noncontrolling interest	1,608	5,778	9,237	44,756
Income taxes	1,435	4,425	4,986	17,815

Net earnings	173	1,353	4,251	26,941
Less: Net earnings attributable to
noncontrolling interest, net of tax	(126)	(90)	(369)	(198)
Net earnings attributable to Twin Disc	$47	$1,263	$3,882	$26,743

Earnings per share data:
Basic earnings per share attributable to Twin Disc common shareholders	$0.00	$0.11	$0.34	$2.34
Diluted earnings per share attributable to Twin Disc common shareholders	$0.00	$0.11	$0.34	$2.31

Weighted average shares outstanding data:
Basic shares outstanding	11,236	11,384	11,304	11,410
Diluted shares outstanding	11,311	11,534	11,377	11,556

Dividends per share	$0.09	$0.09	$0.36	$0.34

Comprehensive income (loss):
Net earnings	$173	$1,353	$4,251	$26,941
Other comprehensive (loss) income: Foreign currency translation adjustment	(2,073)	(5,446)	447	(11,738)
Benefit plan adjustments, net	6,326	(12,993)	8,322	(11,690)
Comprehensive income (loss)	4,426	(17,086)	13,020	3,513
Comprehensive income attributable to noncontrolling interest	(126)	(90)	(369)	(198)
Comprehensive income (loss) attributable to Twin Disc	$4,300	$(17,176)	$12,651	$3,315

(*) Includes revisions to correct previously reported amounts.  As previously reported, the Company’s review of its reserve for uncertain tax positions identified errors that affected prior periods.  The effect of the errors was not material to any previously issued financial statements, however, the cumulative effect of correcting the errors in the current year would have been material to fiscal year 2013.  Therefore, the Company revised its prior period financial statements.  As part of this revision, the Company recorded other previously disclosed out-of-period adjustments, which were immaterial, in the periods in which the errors originated.  The aggregate impact was to decrease net earnings for the three months ended June 30, 2012 by $18,000 and increase net earnings for the twelve months ended June 30, 2012 by $631,000.

RECONCILIATION OF CONSOLIDATED NET EARNINGS TO EBITDA (In thousands; unaudited)
	Three Months Ended		Twelve Months Ended
	June 30, 2013	June 30, 2012(*)	June 30, 2013	June 30, 2012(*)
Net earnings attributable to Twin Disc	$47	$1,263	$3,882	$26,743
Interest expense	434	346	1,435	1,475
Income taxes	1,435	4,425	4,986	17,815
Depreciation and amortization	2,813	2,746	10,838	10,756
Earnings before interest, taxes, depreciation and amortization	$4,729	$8,780	$21,141	$56,789

(*) Includes revisions to previously reported amounts.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands; unaudited)

	June 30,	June 30,
	2013	2012(*)
ASSETS
Current assets:
Cash	$20,724	$15,701
Trade accounts receivable, net	46,331	63,438
Inventories, net	102,774	103,178
Deferred income taxes	4,176	3,745
Other	10,472	11,099

Total current assets	184,477	197,161

Property, plant and equipment, net	62,315	66,356
Goodwill, net	13,232	13,116
Deferred income taxes	7,975	14,335
Intangible assets, net	3,149	4,996
Other assets	10,676	7,868

TOTAL ASSETS	$281,824	$303,832

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$3,681	$3,744
Accounts payable	20,651	23,550
Accrued liabilities	36,064	39,331

Total current liabilities	60,396	66,625

Long-term debt	23,472	28,401
Accrued retirement benefits	48,290	64,009
Deferred income taxes	2,398	3,340
Other long-term liabilities	3,706	4,948

Total liabilities	138,262	167,323

Twin Disc shareholders’ equity: Common shares authorized: 30,000,000; Issued: 13,099,468; no par value	13,183	12,759
Retained earnings	184,110	184,306
Accumulated other comprehensive loss	(25,899)	(34,797)

	171,394	162,268
Less treasury stock, at cost (1,886,516 and 1,794,981 shares, respectively)	28,890	26,781

Total Twin Disc shareholders' equity	142,504	135,487

Noncontrolling interest	1,058	1,022
Total equity	143,562	136,509

TOTAL LIABILITIES AND EQUITY	$281,824	$303,832

(*) Includes revisions to correct previously reported amounts resulting in an increase of $777,000 to Other long-term liabilities, with an offsetting adjustment to Retained earnings.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands; unaudited)
	Twelve Months Ended
	June 30, 2013	June 30, 2012(*)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$4,251	$26,941
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	10,838	10,756
Loss on sale of plant assets	287	315
Impairment charge	1,405	3,670
Stock compensation expense	615	1,642
Restructuring of operations	708	295
Provision for deferred income taxes	(38)	7,486
Net change in working capital, excluding cash and debt, and other	6,410	(36,661)
Net cash provided by operating activities	24,476	14,444

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of plant assets	315	116
Acquisitions of plant assets	(6,582)	(13,733)
Other, net	(231)	(293)
Net cash used by investing activities	(6,498)	(13,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	32	3
Payments of notes payable	(96)	(145)
(Payments of) proceeds from long-term debt	(4,932)	2,590
Proceeds from exercise of stock options	189	169
Acquisition of treasury stock	(3,069)	(2,425)
Dividends paid to shareholders	(4,079)	(3,886)
Dividends paid to noncontrolling interest	(204)	(131)
Excess tax benefits from stock compensation	1,451	535
Other	(1,699)	(184)
Net cash used by financing activities	(12,407)	(3,474)

Effect of exchange rate changes on cash	(548)	(1,526)

Net change in cash	5,023	(4,466)

Cash:
Beginning of period	15,701	20,167

End of period	$20,724	$15,701

(*) Includes corrections to previously reported amounts, resulting in a reclassification within Net cash used by operating activities.

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